UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2022

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FORZA INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56131	30-0852686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30 Forzani Way NW

Calgary, Alberta T3Z 1L5

Tel: (702) 205-2064

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2022, Forza Innovations Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), dated as of January 20, 2022, pursuant to which the Company issued Mast Hill a convertible promissory note in the principal amount of $350,000 (the “Note”), a five-year warrant to purchase up to 700,000 shares of common stock at a price of $0.50 per share (the “First Warrant”), a five-year warrant to purchase up to 350,000 shares of common stock at a price of $1.00 per share (the “Second Warrant”), an Equity Purchase Agreement, wherein Mast Hill agreed to commit to buying up to Five Million Dollars ($5,000,000) worth of the Company’s common stock at a price equal to 90% of the volume weighted average price of the Company’s Common Stock (the “Equity Agreement”) and a Registration Rights Agreement, wherein the Company agreed to registered the shares issuable pursuant to the Equity Agreement (the “Rights Agreement”).

The Purchase Agreement & The Note

Pursuant to the Purchase Agreement, Mast Hill purchased the Note, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Mast Hill. The Company intends to use the net proceeds ($309,000) from the Note for general working capital purposes. The Note contains an original issue discount amount of $35,000 and legal fees payable to Mast Hill’s legal counsel of $6,000.

The maturity date of the Note is January 20, 2023 (the “Maturity Date”). The Note shall bear interest at a rate of 12% per annum, which interest may be paid by the Company to Mast Hill in shares of common stock, but shall not be payable until the Note becomes payable, whether at the Maturity Date or upon acceleration or by prepayment, as described in the Note. Mast Hill has the option to convert all or any amount of the principal face amount of the Note after an Event of Default (as defined in the Note) as well during the Prepayment Conversion Period (as defined in the Note).

The conversion price for the Note shall be equal to the Conversion Price (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Conversion Price” shall equal $0.10. Notwithstanding the foregoing, Mast Hill shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Mast Hill and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The Equity Agreement & The Registration Agreement

Pursuant to the Equity Agreement, the Company shall have the right, but not the obligation, to direct Mast Hill purchase shares (i) in a minimum amount not less than $15,000 and (ii) in a maximum amount up to the lesser of (a) $500,000 or (b) 175% of the Average Daily Trading Value of the Company’s common stock. The Company has also issued Mast Hill 2,500,000 shares of restricted common stock as Commitment Shares pursuant to the Equity Agreement.

The Company shall also file with the SEC, within 60 calendar day a new registration statement covering only the resale of the Put Shares and the Commitment Shares.

The issuance of the shares and warrants to Mast Hill were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder.

The foregoing descriptions of the Purchase Agreement, the Note, the First Warrant, the Second warrant, the Equity Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement with Mast Hill Fund, L.P.
10.2	12% Promissory Note of Mast Hill Fund, L.P.
10.3	Warrant Agreement for 700,000 shares with Mast Hill Fund L.P.
10.4	Warrant Agreement for 350,000 shares with Mast Hill Fund L.P.
10.5	Equity Purchase Agreement with Mast Hill Fund, L.P.
10.6	Registration Rights Agreement with Mast Hill Fund, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORZA INNOVATIONS INC.

Date: January 28, 2022	By:	/s/ Johnny Forzani
Johnny Forzani, President & C.E.O.

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